Exhibit 5

                      PROSKAUER ROSE GOETZ & MENDELSOHN LLP
                                  1585 BROADWAY
                          NEW YORK, NEW YORK 10036-8299


                                                                    May 20, 1997


The Board of Directors
dELiA*s Inc.
435 Hudson Street
New York, NY  10014

Ladies and Gentlemen:

                  You have requested our opinion in connection with the filing by dELiA*s Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to 2,300,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock"). The Registration Statement relates to the proposed issuance of 1,000,000 shares of Common Stock by the Company (the "Company Shares") and the proposed sale of 1,300,000 shares of Common Stock by certain stockholders (the "Selling Stockholder Shares").

                  We have examined such records, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also assumed without investigation the authenticity of any document submitted to us as an original, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents.

                  Based upon the foregoing, it is our opinion that (a) the Company Shares (to the extent issued and sold by the Company) have been duly authorized and, when issued and delivered in accordance with the underwriting agreement as described in the Registration Statement, will be legally issued, fully paid and non-assessable and that (b) the Selling Stockholder Shares have been duly authorized and are legally issued, fully paid and non-assessable.


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                  The foregoing opinion relates only to matters of the General
Corporation Law of the State of Delaware and does not purport to express any opinion on the laws of any other jurisdiction.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                              Very truly yours,


                                              /s/ PROSKAUER ROSE GOETZ &
                                              MENDELSOHN LLP